Exhibit 10.8

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Execution Version

SETTLEMENT AGREEMENT

BY AND AMONG

NEOS THERAPEUTICS, INC.

AND

SHIRE LLC

DATED AS OF JULY 23, 2014

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT, (this “Settlement Agreement”) dated this the 23rd day of July, 2014 (the “Effective Date”) is hereby entered into by and between Shire LLC, a Kentucky company with offices located at 9200 Brookfield Court, Florence, KY 41402 (“Shire”), and Neos Therapeutics, Inc., a corporation organized and existing under the laws of Delaware with offices located at 2940 North Highway 360 #100, Grand Prairie, TX 75050 (“Neos”).  Each of Shire and Neos is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Shire Development Inc., an Affiliate of Shire, is the owner of New Drug Application No. 21-303, which was approved by the Food and Drug Administration (“FDA”) for the manufacture and sale of a pharmaceutical composition containing mixed amphetamine salts for the treatment of Attention Deficit Hyperactivity Disorder, all strengths of which Shire sells under the tradename Adderall® XR (the “Shire Product”);

WHEREAS, Neos submitted a New Drug Application No. 204326 (“Neos’ NDA”) to the FDA under § 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 355(b)(2)) with a paragraph IV certification seeking approval to engage in the commercial manufacture, use and sale of the Neos Product (as defined in the License Agreement);

WHEREAS, the filing of Neos’ NDA can be a technical act of infringement under 35 U.S.C. § 271(e)(2)(A);

WHEREAS, Shire sued Neos with regard to Neos’ NDA for infringement of United States Reissued Patent Nos. RE 42,096 and RE 41,148 (the “Patents”) in a civil action in the United States District Court for the Northern District of Texas (the “District Court”), Civil Action No. 3:13-CV-1452 (the “Pending Litigation”);

WHEREAS, Shire and Neos wish to settle the Pending Litigation and have reached an agreement to settle the Pending Litigation, pursuant to the terms and conditions set forth in this Settlement Agreement together with an associated License Agreement (attached hereto as Exhibit A) and an agreed Stipulation of Dismissal with regard to the Pending Litigation (the “Stipulation of Dismissal,” attached hereto as Exhibit B), (the Settlement Agreement, the License Agreement and the Stipulation of Dismissal are collectively referred to as the “Settlement Documents”);

WHEREAS, Shire and Neos have received no consideration from the other for their entry into this Settlement Agreement other than that which is described in the Settlement Documents; and

WHEREAS, the Settlement Documents constitute both Shire’s and Neos’ best independent judgment as to the most convenient, effective and expeditious way to mutually settle the Pending Litigation in connection with the filing of the Neos’ NDA and the Neos Product.

NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      The Parties consent to the jurisdiction of the District Court for the purposes of the settlement of the Pending Litigation.

2.                                      The Parties agree that the District Court has jurisdiction over the Pending Litigation and over Shire and Neos, and that venue is proper in the United States District Court for the Northern District of Texas.

3.                                      Neos admits that the commercial manufacture, use, selling, offering for sale, or importing of Neos Product would infringe each of the Patents.  [***].

4.                                      Neos admits, solely with respect to the Neos Product, that all the Patents, and all the claims therein, are valid and enforceable. [***].  For the avoidance of doubt, the admissions in paragraphs 3 and 4 shall not preclude Neos from filing new regulatory applications containing a Paragraph IV certification to any or all of the Patents, [***].

5.                                      Neos shall be permitted to disclose to the FDA the existence of the Settlement Documents and the fact that the Patents are licensed for purposes of obtaining approval of Neos’ NDA.

6.                                      Shire and Neos, with the intention of binding themselves and their Affiliates, and their predecessors, successors, heirs and assigns, hereby irrevocably release each other from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, liabilities, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims, demands, costs, expenses, losses, liens and obligations, whatsoever, in law, admiralty or equity, and waive any and all defenses, which they ever had, now have, or hereafter can, shall or may have based upon any action or omission of the other Party or its affiliates occurring on or before the Effective Date

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

and in connection with Neos’ NDA or the Neos Product.  For purposes of clarity, nothing herein shall inhibit either party’s ability to enforce the terms of the Settlement Documents or Shire’s ability to enforce the Patents.

7.                                      Neos represents, warrants and covenants that it has not granted or assigned to any third party, directly or indirectly, any rights under or to Neos’ NDA, and that it will not do so except as provided in the License Agreement.

8.                                      Shire represents and warrants that it has the right and authority to enforce or cause the enforcement of the Patents.

9.                                      Shire and Neos each represents and warrants that it has the full right, authority and power to enter into this Settlement Agreement on its own behalf and that this Settlement Agreement shall create and constitute a binding obligation on its part.

10.                               Shire and Neos shall each execute the License Agreement contemporaneously with the execution of this Settlement Agreement and any breach of the License Agreement shall constitute a breach of this Settlement Agreement.  The Parties agree that the License Agreement shall only become effective upon the entry of the Stipulation of Dismissal by the District Court.

11.                               Within three (3) Business Days of the Effective Date, the Parties, through their respective attorneys, shall jointly move the District Court to enter the Stipulation of Dismissal.  In the event the District Court does not enter the Stipulation of Dismissal within thirty (30) days of the Effective Date, this Settlement Agreement and the other Settlement Documents shall immediately become null and void ab initio.

12.                               Shire and Neos each will bear its own costs and legal fees for the Pending Litigation.

13.                               The Settlement Documents are governed under the provisions of the following Sections of the License Agreement: 6 (Confidentiality); 13.1 and 13.2 (Notice); 13.3 (Assignment); 13.4 (Amendment); 13.5 (Public Announcement); 13.6 (Superiority of Agreement); 13.7 (Governing Law); 13.8 (Agreement Costs); 13.9 (Counterparts); 13.10 (Severability); 13.11 (Relationship of the Parties); 13.12 (Construction); 13.13 (Dispute Resolution); 13.14 (Cumulative Rights); 13.15 (No Third Party Benefit); 13.16 (Further Assurance); and 13.17 (Waiver).

14.                               This Settlement Agreement shall terminate upon the expiration of the last valid claim contained in the Licensed Patents. Subject to paragraph 12 of this Settlement Agreement, the License Agreement shall remain in full force and effect on its own terms notwithstanding the expiration or termination of this Settlement Agreement.

15.                                                                               Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the License Agreement.

[Signature Page Follows]

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the Parties hereto have each caused this Settlement Agreement to be executed by their authorized representatives as of the Effective Date.

SHIRE LLC

Date: 11 August, 2014	By:	/s/ Mike Chapman

	Name:	Mike Chapman

	Title:	President

NEOS THERAPEUTICS, INC.

Date: July 23, 2014	By:	/s/ Vipin Garg
Vipin Garg
President & Chief Executive Officer

IN THE UNITED STATES DISTRICT COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

SHIRE LLC,	:
:
Plaintiff,	:
:
v.	: Civil Action No. 3:13-CV-1452
:
NEOS THERAPEUTICS, INC.,	:
:
Defendant.	:
:
:
:

JOINT STIPULATION OF DISMISSAL

This action for patent infringement having been brought by Shire LLC (“Shire”) against Neos Therapeutics, Inc. (“Neos”) for infringement of United States Reissued Patent Nos. RE 42,096 and RE 41,148 (the “Patents”);

Solely with respect to Neos’ Product and Neos’ NDA, Neos acknowledges that all the claims in the Patents are valid and enforceable in all respects;

Neos and Shire have entered into a Settlement Agreement and a License Agreement, under which Shire will grant Neos a non-exclusive license to the Patents (“the License”); and

Solely with respect to Neos’ Product and Neos’ NDA, Neos acknowledges that, but for the License, its New Drug Application No. 204326 (“Neos’ NDA”) infringes the Patents and that by making, selling, offering for sale, using and/or importing into the

United States of the product described in Neos’ NDA (“Neos’ Product”) would infringe each of the Patents.

IT IS HEREBY STIPULATED AND AGREED, by and between the parties hereto, and subject to the approval of the Court that: (i) Shire’s claims of patent infringement concerning Neos’ NDA and Neos’ Product against Neos are dismissed with prejudice; (ii) Neos’ counterclaims of declaratory judgment of non-infringement and invalidity of the Patents are dismissed with prejudice, solely with respect to Neos’ NDA and Neos’ Product; and (iii) solely with respect to Neos’ NDA and Neos’ Product, all the claims in the Patents are valid and enforceable and would be infringed by making, selling, offering for sale, using and/or importing into the United States Neos’ Product.  Each party must bear its own costs, attorneys’ fees, and expenses incurred in connection with the allegations and defenses mentioned above.